UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 1-3952

Date of Report (date of earliest event reported):    December 19, 2007

SIBONEY CORPORATION
(Exact name of registrant as specified in its charter)

MARYLAND	1-3952	73-0629975
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

325 NORTH KIRKWOOD ROAD, SUITE 300		63122
P.O. BOX 221029		(Zip Code)
ST. LOUIS, MISSOURI
(Address of principal executive offices)

(314) 822-3163
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As of December 19, 2007, Siboney Corporation entered into a definitive agreement with Clarinbridge, LLC whereby Siboney sold a claim it held, registered with the United States Foreign Claims Settlement Commission of the United States Department of Justice, against the Republic of Cuba.  The claim arose out of natural resource interests held by Siboney in Cuba which were expropriated by the Cuban government.  The claim was certified in the amount of $2,454,058, and was sold for a cash payment of $1,018,725.  Siboney will use a portion of the proceeds to repay debt under its bank credit facilities and the balance for general corporate purposes.

Item 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Please see Item 1.01, which is incorporated herein by reference, for information responsive to this Item 2.01.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 21, 2007
SIBONEY CORPORATION

By:/s/ William D. Edwards, Jr.
      William D. Edwards, Jr.
      Executive Vice President, Chief Operating
      Officer and Chief Financial Officer